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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)
July 11, 2007

GLOBAL GREEN SOLUTIONS INC.
formerly, High Grade Mining Corporation
(Exact name of registrant as specified in its charter)

NEVADA	000-51198	20-8616221
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID)

789 West Pender Street
Suite 1010
Vancouver, British Columbia
Canada V6C 1H2
(Address of principal executive offices and Zip Code)

(604) 408-0153
Toll Free (866) 408-0153
(Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     In the Vertigro Algae Technologies Stakeholders Letter of Agreement dated June 25, 2007, as fully executed on July 6, 2007, among Global Green Solutions Inc, Valcent Products Inc, Pagic LP and West Peak Ventures of Canada Ltd, (the Letter Agreement) all parties have agreed to complete a definitive agreement based on the terms of the Letter Agreement on or before the last day of July 2007.

     Significant elements of the Letter Agreement include the formation of a joint venture, Vertigro Algae Technologies, with Global Green Solutions Inc. and Valcent Products Inc. each holding a 50% equity interest. The Venture technology shall comprise a high yield technology and any subsequent related technologies for the commercial scale products of algae based biomass for all industrial commercial and retail applications including but not limited to bio-fuel, food, and health, pharmaceutical, animal and agricultural feeds.

ITEM 7.01     REGULATION FD DISCLOSURE

     Global Green Solutions Inc. (GGRN) announced that the Vertigro Joint Venture has now expanded its market studies to include market applications in multiple markets, including the biofuels, food, pharmaceutical and health and beauty industries

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibit No.	Document Description

	10.1	Stakeholders Letter of Agreement
	99.1	Press Release

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 11th day of July, 2007.

GLOBAL GREEN SOLUTIONS INC.

BY:   ARNOLD HUGHES
         Arnold Hughes
         Principal Financial Officer, Principal Accounting
         Officer and Treasurer